SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

THE MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Ohio	6-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Midland Boulevard, Amelia, Ohio 45102-2607

(Address of principal executive offices) (Zip Code)

(513) 943-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure

     On February 18 and 19, 2004, members of the Registrant’s management presented the slides furnished herewith as Exhibit 99.1 to several institutional investment portfolio managers. The Registrant has also made these slides available at the company’s website: www.midlandcompany.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY
Date: February 18, 2004	By:	/s/ John I. Von Lehman
John I. Von Lehman
Executive Vice President, Chief Financial Officer and Secretary